Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
THIRD QUARTER AND YEAR TO DATE RESULTS
Oak Brook, IL – November 1, 2016 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and nine months ended September 30, 2016.
FINANCIAL RESULTS
For the quarter ended September 30, 2016, the Company reported:

▪	Net income attributable to common shareholders of $70.1 million, or $0.30 per share, compared to $76.0 million, or $0.32 per share, for the same period in 2015;

▪	Funds from operations (FFO) attributable to common shareholders of $64.9 million, or $0.27 per share, compared to $53.7 million, or $0.23 per share, for the same period in 2015; and

▪	Operating funds from operations (Operating FFO) attributable to common shareholders of $64.8 million, or $0.27 per share, compared to $64.4 million, or $0.27 per share, for the same period in 2015.
For the nine months ended September 30, 2016, the Company reported:

▪	Net income attributable to common shareholders of $141.4 million, or $0.60 per share, compared to $115.0 million, or $0.49 per share, for the same period in 2015;

▪	FFO attributable to common shareholders of $215.2 million, or $0.91 per share, compared to $168.4 million, or $0.71 per share, for the same period in 2015; and

▪	Operating FFO attributable to common shareholders of $197.3 million, or $0.83 per share, compared to $188.7 million, or $0.80 per share, for the same period in 2015.
OPERATING RESULTS
For the quarter ended September 30, 2016, the Company’s portfolio results were as follows:

▪	4.6% increase in same store net operating income (NOI) over the comparable period in 2015;

▪	Total same store portfolio percent leased, including leases signed but not commenced: 95.4% at September 30, 2016, down 30 basis points from 95.7% at June 30, 2016 and flat at September 30, 2015;

▪
Total portfolio percent leased, including leases signed but not commenced: 94.7% at September 30, 2016, down 30 basis points from 95.0% at June 30, 2016 and down 10 basis points from 94.8% at September 30, 2015;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.5% at September 30, 2016, down 40 basis points from 94.9% at June 30, 2016 and down 10 basis points from 94.6% at September 30, 2015;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $17.03 at September 30, 2016, up 5.3% from $16.17 ABR per occupied square foot at September 30, 2015;

▪	1,121,000 square feet of retail leasing transactions comprised of 135 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 16.9% on new leases and 7.2% on renewal leases for a blended spread of 8.2%.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

For the nine months ended September 30, 2016, the Company’s portfolio results were as follows:

▪	3.6% increase in same store NOI over the comparable period in 2015;

▪	2,830,000 square feet of retail leasing transactions comprised of 404 new and renewal leases; and

▪
Positive comparable cash blended leasing spreads of 7.6%, consisting of 7.2% on renewal leases and 11.0% on new leases. Excluding the impact from eight Rite Aid leases within the Company’s single-user retail portfolio that were extended to effectuate the planned 2016 disposition of these assets, all of which were sold during the second and third quarters, comparable cash blended leasing spreads were 8.1%.

“We are pleased to report strong financial and operational results, with year to date same store NOI growth of 3.6%,” stated Steve Grimes, president and chief executive officer. “In addition, we continue to execute on our strategic plan. We have addressed over 75% of our targeted dispositions and 100% of our targeted acquisitions and are well-positioned to meet our 2016 transactional goals.”
INVESTMENT ACTIVITY
Dispositions
During the quarter, the Company completed $231.2 million of dispositions, which included the sales of seven single-user retail assets and five non-target multi-tenant retail assets, three of which were classified as held for sale as of June 30, 2016. Year to date, the Company has completed $393.3 million of dispositions.
Additionally, the Company is under contract to sell two non-target multi-tenant retail assets for $69.0 million and 12 non-target single-user retail assets for $40.2 million. These transactions are expected to close during the fourth quarter of 2016, subject to satisfaction of customary closing conditions. Year to date, the Company has completed or is under contract for $502.5 million of dispositions.
Acquisitions
During the quarter, as previously announced, the Company entered into a purchase agreement to acquire One Loudoun Downtown located in the Washington, D.C. Metropolitan Statistical Area (MSA) for a gross purchase price of up to $163.1 million, based on certain performance thresholds. The acquisition will close in phases, with the first phase, representing a gross purchase price of up to $125.0 million, expected to close by the end of 2016. The remaining phases, representing an aggregate gross purchase price of up to $38.1 million, are expected to close throughout the first three quarters of 2017 as the seller completes construction on stand-alone buildings at the property.
One Loudoun Downtown represents the retail centerpiece of One Loudoun, a 360-acre, mixed-use master planned community that is entitled for residential, hospitality, retail and office uses. Located in Ashburn, Virginia, the property is situated within a “super-zip,” one of the most affluent and well-educated zip codes in the country, boasting a strong demographic profile with a population of 182,000 and average household income of $142,000 within a five-mile radius. Ashburn, Virginia was named No. 22 in the top “50 Best Places to Live” in the U.S. and ranked No. 1 for job growth in 2016 by Money magazine.
One Loudoun Downtown is anchored by Alamo Drafthouse Cinema, Great Gatherings and The Fitness Equation and contains a strong mix of fast casual and sit-down restaurants, including matchbox and Uncle Julio’s Rio Grande Cafe. The first phase consists of approximately 342,000 square feet, of which 236,800 square feet is retail and 105,200 square feet is office, and is 85.6% occupied and 89.7% leased. The remaining phases are currently under development and are expected to contain approximately 78,300 square feet of retail and approximately 46,300 square feet of office, which are 71.0% leased.
In addition, the Company acquired the anchor space improvements, which were previously subject to a ground lease with the Company, in an existing multi-tenant retail property located in the Seattle MSA for $4.5 million.
Year to date, the Company has completed or is under contract to close in 2016 $408.3 million of acquisitions, primarily on an unencumbered basis, with a weighted average ABR per occupied square foot of $22.61.
APPOINTMENT OF NEW BOARD MEMBER
On October 24, 2016, the Company’s board of directors (Board) increased the number of directors comprising the Board from eight to nine and appointed Robert G. Gifford as a Director of the Company, effective immediately. The Board also appointed Mr. Gifford to its Audit Committee and its Nominating and Corporate Governance Committee.
Mr. Gifford has broad experience in real estate investments and major development projects across various market sectors. He served as the President and Chief Executive Officer of AIG Global Real Estate from August 2009 through January 2016, beginning one year after the U.S. government took an equity interest in American International Group. At the time Mr. Gifford became President and Chief Executive Officer, AIG Global Real Estate had $20 billion of legacy real estate assets under management, including retail and mixed-use development projects. Mr. Gifford executed on both the wind-down of those assets and the subsequent strategic rebuilding of AIG Global Real Estate’s real estate investment platform. Prior to joining AIG Global Real Estate, Mr. Gifford served as an Associate and Vice President, from 1986 through 1992, and as a Principal, from 1992 through 2008, of AEW Capital Management, L.P., a global real estate advisor, where he led a team in creating and implementing an opportunistic investment strategy targeting value-add real estate acquisitions and development, including retail and mixed-use properties. Currently, Mr. Gifford serves as a director of Lehman Brothers Holding Inc. and is an active member of the Urban Land Institute where he formerly served as Council Vice-Chair. Mr. Gifford received his Bachelor of Arts Degree in history from Dartmouth College and his Master’s Degree in Public and Private Management from the Yale School of Management.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
On September 30, 2016, the Company entered into an agreement with certain institutional investors in connection with a private placement of senior unsecured notes. Under the agreement, the Company will issue $200 million of senior unsecured notes, consisting of $100 million of 10-year 4.08% senior unsecured notes (Notes Due 2026) and $100 million of 12-year 4.24% senior unsecured notes (Notes Due 2028), resulting in a weighted average fixed interest rate of 4.16%. The issuance of the Notes Due 2026 occurred on September 30, 2016 and the issuance of the Notes Due 2028 is expected to occur on December 28, 2016.
During the quarter, the Company repaid $28.7 million of mortgage debt, excluding amortization, with a weighted average interest rate of 3.67%.
As of September 30, 2016, the Company had approximately $2.1 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.3x, or a net debt and preferred stock to adjusted EBITDA ratio of 5.7x. Consolidated indebtedness had a weighted average contractual interest rate of 4.61% and a weighted average maturity of 4.8 years.

GUIDANCE
The Company is revising its guidance range for net income attributable to common shareholders to $1.03 to $1.05 per share from $1.04 to $1.07 per share. The Company is increasing its 2016 Operating FFO guidance range to $1.06 to $1.08 per share from $1.04 to $1.07 per share, based, in part, on the following assumptions:

▪	revised 2016 same store NOI growth range of 3.0% to 3.5% from 2.5% to 3.5%;

▪	revised 2016 general and administrative expenses range of $45 to $46 million from $45 to $47 million;

▪	maintaining 2016 dispositions range of $600 to $700 million;

▪	revised 2016 acquisitions range of $400 to $450 million from $375 to $475 million; and

▪	private placement issuance of $200 million of senior unsecured notes in 2016, as described above.
DIVIDEND
On October 25, 2016, the Company declared the fourth quarter 2016 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning October 1, 2016, which will be paid on December 30, 2016 to preferred shareholders of record on December 20, 2016.
On October 25, 2016, the Company also declared the fourth quarter 2016 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on January 10, 2017 to Class A common shareholders of record on December 22, 2016.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast on Wednesday, November 2, 2016 at 11:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (ET) on November 2, 2016 until midnight (ET) on November 16, 2016. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13643970.
The Company has also posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of September 30, 2016, the Company owned 174 retail operating properties representing 26.5 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.

SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates,” “continue” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and the Company’s ability to identify and pursue redevelopment opportunities, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-target disposition program and capital recycling efforts, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, actual or anticipated settlement of litigation involving the Company and executive and realignment separation charges, which are otherwise excluded from the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the nine months ended September 30, 2016 represents NOI from the Company’s same store portfolio consisting of 158 retail operating properties acquired or placed in service and stabilized prior to January 1, 2015. NOI from Other Investment Properties for the nine months ended September 30, 2016 represents NOI primarily from properties acquired during 2015 and 2016, the Company’s development property, the Company’s one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2015 and 2016, the net income from the Company’s wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest on April 29, 2016. For the three months ended September 30, 2016, the Company’s same store portfolio consists of 164 retail operating properties inclusive of the same store portfolio for the nine months ended September 30, 2016 and six additional retail operating properties acquired during the first half of 2015. The financial results reported in Other Investment Properties for the three months ended September 30, 2016 are inclusive of the topics described above for the nine months ended September 30, 2016 excluding the six investment properties acquired during the first half of 2015. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt and Preferred Stock to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt and Preferred Stock to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Fitzmaurice, VP – Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	September 30, 2016	December 31, 2015
Assets
Investment properties:
Land	$1,235,929	$1,254,131
Building and other improvements	4,333,989	4,428,554
Developments in progress	5,860	5,157
	5,575,778	5,687,842
Less accumulated depreciation	(1,460,799)	(1,433,195)
Net investment properties	4,114,979	4,254,647

Cash and cash equivalents	69,071	51,424
Accounts and notes receivable (net of allowances of $6,277 and $7,910, respectively)	79,943	82,804
Acquired lease intangible assets, net	137,310	138,766
Assets associated with investment properties held for sale	3,581	—
Other assets, net	108,117	93,610
Total assets	$4,513,001	$4,621,251

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $1,544 and $1,865, respectively, unamortized discount of $(633) and $(1), respectively, and unamortized capitalized loan fees of $(5,701) and $(7,233), respectively)	$1,000,089	$1,123,136
Unsecured notes payable, net (includes unamortized discount of $(1,001) and $(1,090), respectively, and unamortized capitalized loan fees of $(3,520) and $(3,334), respectively)	595,479	495,576
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,698) and $(2,474), respectively)	447,302	447,526
Unsecured revolving line of credit	—	100,000
Accounts payable and accrued expenses	67,141	69,800
Distributions payable	39,315	39,297
Acquired lease intangible liabilities, net	105,211	114,834
Liabilities associated with investment properties held for sale	36	—
Other liabilities	76,444	75,745
Total liabilities	2,331,017	2,465,914

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of September 30, 2016 and December 31, 2015; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 237,376 and 237,267 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	237	237
Additional paid-in capital	4,934,381	4,931,395
Accumulated distributions in excess of earnings	(2,752,743)	(2,776,215)
Accumulated other comprehensive income (loss)	104	(85)
Total equity	2,181,984	2,155,337
Total liabilities and equity	$4,513,001	$4,621,251

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Rental income	$113,627	$116,715	$344,081	$355,525
Tenant recovery income	29,130	28,901	89,140	89,617
Other property income	1,769	5,339	7,170	9,898
Total revenues	144,526	150,955	440,391	455,040

Expenses
Operating expenses	20,285	22,741	63,438	71,589
Real estate taxes	19,937	20,961	60,966	61,957
Depreciation and amortization	56,763	52,871	163,602	163,345
Provision for impairment of investment properties	4,742	169	11,048	4,113
General and administrative expenses	11,110	10,939	33,289	35,949
Total expenses	112,837	107,681	332,343	336,953

Operating income	31,689	43,274	108,048	118,087

Gain on extinguishment of debt	—	—	13,653	—
Gain on extinguishment of other liabilities	—	—	6,978	—
Interest expense	(25,602)	(40,425)	(78,343)	(110,610)
Other income, net	22	479	449	1,398
Income from continuing operations	6,109	3,328	50,785	8,875
Gain on sales of investment properties	66,385	75,001	97,737	113,214
Net income	72,494	78,329	148,522	122,089
Preferred stock dividends	(2,362)	(2,362)	(7,087)	(7,087)
Net income attributable to common shareholders	$70,132	$75,967	$141,435	$115,002

Earnings per common share – basic and diluted
Net income per common share attributable to common shareholders	$0.30	$0.32	$0.60	$0.49

Weighted average number of common shares outstanding – basic	236,783	236,439	236,692	236,348

Weighted average number of common shares outstanding – diluted	237,108	236,553	236,983	236,400

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income attributable to common shareholders	$70,132	$75,967	$141,435	$115,002
Depreciation and amortization of depreciable real estate	56,384	52,596	162,577	162,520
Provision for impairment of investment properties	4,742	169	8,884	4,113
Gain on sales of depreciable investment properties	(66,385)	(75,001)	(97,737)	(113,214)
FFO attributable to common shareholders	$64,873	$53,731	$215,159	$168,421

FFO attributable to common shareholders per common share outstanding	$0.27	$0.23	$0.91	$0.71

FFO attributable to common shareholders	$64,873	$53,731	$215,159	$168,421
Impact on earnings from the early extinguishment of debt, net	—	10,618	(12,842)	17,635
Provision for hedge ineffectiveness	(38)	(4)	(35)	(25)
Provision for impairment of non-depreciable investment property	—	—	2,164	—
Gain on extinguishment of other liabilities	—	—	(6,978)	—
Executive separation charges (a)	—	—	—	3,537
Other (b)	(5)	91	(189)	(909)
Operating FFO attributable to common shareholders	$64,830	$64,436	$197,279	$188,659

Operating FFO attributable to common shareholders per common share outstanding	$0.27	$0.27	$0.83	$0.80

(a)	Included in "General and administrative expenses" in the condensed consolidated statements of operations.

(b)	Consists of the impact on earnings from net settlements and easement proceeds, which are included in "Other income, net" in the condensed consolidated statements of operations.

FFO Attributable to Common Shareholders and Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2016
	Low	High

Net income attributable to common shareholders	$1.03	$1.05
Depreciation and amortization of depreciable real estate	0.90	0.90
Provision for impairment of investment properties	0.04	0.04
Gain on sales of depreciable investment properties	(0.88)	(0.88)
FFO attributable to common shareholders	$1.09	$1.11

Impact on earnings from the early extinguishment of debt, net	(0.01)	(0.01)
Provision for hedge ineffectiveness	—	—
Provision for impairment of non-depreciable investment property	0.01	0.01
Gain on extinguishment of other liabilities	(0.03)	(0.03)
Operating FFO attributable to common shareholders	$1.06	$1.08

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income attributable to common shareholders	$70,132	$75,967	$141,435	$115,002
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	2,362	2,362	7,087	7,087
Gain on sales of investment properties	(66,385)	(75,001)	(97,737)	(113,214)
Depreciation and amortization	56,763	52,871	163,602	163,345
Provision for impairment of investment properties	4,742	169	11,048	4,113
General and administrative expenses	11,110	10,939	33,289	35,949
Gain on extinguishment of debt	—	—	(13,653)	—
Gain on extinguishment of other liabilities	—	—	(6,978)	—
Interest expense	25,602	40,425	78,343	110,610
Straight-line rental income, net	(1,226)	(655)	(3,054)	(2,297)
Amortization of acquired above and below market lease intangibles, net	(1,441)	(505)	(2,412)	(1,346)
Amortization of lease inducements	265	256	817	636
Lease termination fees	(385)	(3,245)	(3,070)	(3,712)
Straight-line ground rent expense	692	931	2,372	2,797
Amortization of acquired ground lease intangibles	(140)	(140)	(420)	(420)
Other income, net	(22)	(479)	(449)	(1,398)
NOI	102,069	103,895	310,220	317,152
NOI from Other Investment Properties	(11,763)	(17,581)	(55,162)	(71,058)
Same Store NOI	$90,306	$86,314	$255,058	$246,094

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands, except ratios)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	September 30, 2016	December 31, 2015

Net income attributable to common shareholders	$70,132	$644
Preferred stock dividends	2,362	2,363
Interest expense	25,602	28,328
Depreciation and amortization	56,763	51,361
Gain on sales of investment properties, net of noncontrolling interest	(66,385)	(8,050)
Provision for impairment of investment properties	4,742	15,824
Realignment separation charges (a)	—	1,193
Adjusted EBITDA	$93,216	$91,663
Annualized	$372,864	$366,652

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net, Unsecured Term Loans, Net and
Unsecured Revolving Line of Credit to Total Net Debt and Total Net Debt and Preferred Stock

	September 30, 2016	December 31, 2015

Mortgages payable, net	$1,000,089	$1,123,136
Unsecured notes payable, net	595,479	495,576
Unsecured term loans, net	447,302	447,526
Unsecured revolving line of credit	—	100,000
Total	2,042,870	2,166,238
Mortgage premium, net of accumulated amortization	(1,544)	(1,865)
Mortgage discount, net of accumulated amortization	633	1
Unsecured notes payable discount, net of accumulated amortization	1,001	1,090
Capitalized loan fees, net of accumulated amortization	11,919	13,041
Total notional debt	2,054,879	2,178,505
Less: consolidated cash and cash equivalents	(69,071)	(51,424)
Total net debt	1,985,808	2,127,081
Series A preferred stock	135,000	135,000
Total net debt and preferred stock	$2,120,808	$2,262,081
Net Debt to Adjusted EBITDA (b)	5.3x	5.8x
Net Debt and Preferred Stock to Adjusted EBITDA (b)	5.7x	6.2x

(a)	Included in "General and administrative expenses" in the condensed consolidated statements of operations.

(b)	For purposes of these ratio calculations, annualized three months ended figures were used.